UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive,	Chicago,	IL	60606
233 S. Wacker Drive,	Chicago,	IL	60606
(Address of principal executive offices)			(Zip Code)
(872) 825-4000
(872) 825-4000
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging  growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
As a result of subsequent developments stemming from the COVID-19 pandemic, United Airlines Holdings, Inc. ("UAL") and United Airlines, Inc., a wholly-owned subsidiary of UAL ("United," and together with UAL, the "Company"), are filing this Current Report on Form 8-K in order to replace the risk factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "2019 Form 10-K") entitled:

•	"An outbreak of disease or similar public health threat, such as the coronavirus, could have a material adverse impact on the Company's business, operating results and financial condition,"

•	"The Company has a significant amount of financial leverage from fixed obligations, and insufficient liquidity may have a material adverse effect on the Company's financial condition and business,"

•
"If we do not successfully execute our strategic operating plan, or if our strategic operating plan is unsuccessful, our business, operating results and financial condition could be materially and adversely affected,"

•	"The mandatory grounding of our Boeing 737 MAX 9 aircraft may have a material adverse effect on our business, operating results and financial condition,"

•	"Disruptions to our regional network and United Express flights provided by third-party regional carriers could adversely affect our business, operating results and financial condition,"

•
"Our significant investments in other airlines, including in other parts of the world, and the commercial relationships that we have with those carriers may not produce the returns or results we expect,"

•	"Our significant investments in AVH and its affiliates, and the commercial relationships that we have with Avianca may not produce the returns or results we expect," and

•
"The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial condition and operating results"

with the below risk factor disclosures, respectively.
The global pandemic resulting from a novel strain of coronavirus has had an adverse impact that has been material to the Company's business, operating results, financial condition and liquidity, and the duration and spread of the pandemic could result in additional adverse impacts. The outbreak of another disease or similar public health threat in the future could also have an adverse effect on the Company's business, operating results, financial condition and liquidity.
In December 2019, a novel strain of coronavirus ("COVID-19") was reported in Wuhan, China, and the World Health Organization (the "WHO") subsequently declared COVID-19 a "Public Health Emergency of International Concern." As a result of COVID-19, the U.S. Department of State issued a Level 4 "do not travel" advisory for China and subsequently issued multiple Level 3 "reconsider travel" advisories for other jurisdictions, including Italy and South Korea. On March 11, 2020, the WHO declared COVID-19 a "pandemic" and the U.S. Department of State issued a global Level 3 "reconsider travel" advisory for all travel abroad. On March 13, 2020, the U.S. government declared a national emergency. On March 19, 2020, the U.S. Department of State issued a global Level 4 "do not travel" advisory advising U.S. citizens to avoid all international travel due to the global impact of COVID-19. The U.S. government has also implemented enhanced screenings, mandatory 14-day quarantine requirements and other travel restrictions in connection with the COVID-19 pandemic, including restrictions on travel from Europe, Mexico and Canada, and many foreign and U.S. state governments have instituted similar measures (including travel restrictions to and within the European Union) and declared states of emergency.
As of April 15, 2020, approximately 316 million people in at least 42 states, the District of Columbia and Puerto Rico were under instructions to stay home or "shelter in place," and to avoid any non-essential travel. In the United States and other locations around the world, public events, such as conferences, sporting events and concerts, have been cancelled, attractions, including theme parks and museums, have been closed, cruise lines have suspended operations and schools and businesses are operating with remote attendance, among other actions.
Other governmental restrictions and regulations in the future in response to COVID-19 could include additional travel restrictions (including restrictions on domestic air travel within the United States), quarantines of additional populations (including our personnel), restrictions on our ability to access our facilities or aircraft or requirements to collect additional passenger data. In addition, governments, non-governmental organizations and entities in the private sector have issued and may continue to issue non-binding advisories or recommendations regarding air travel or other social distancing measures, including limitations on the number of persons that should be present at public gatherings.
In response to the foregoing, the Company has cut approximately 80% of its capacity for April 2020 and currently expects to cut 90% of its capacity for May 2020, with similar cuts expected for June 2020. The Company plans to proactively evaluate and cancel flights on a rolling 60-day basis until it sees signs of a recovery in demand.
As of the date of this report, the Company is experiencing a significant decline in international and domestic demand. In response to decreased demand, the Company has taken a number of actions. In addition to the schedule reductions discussed above, the Company has reduced its planned capital expenditures and reduced operating expenditures for the remainder of 2020 (including by postponing projects deemed non-critical to the Company's operations), suspended share buybacks under its share repurchase program, entered into $2.75 billion in secured term loan facilities, entered into an agreement to finance certain aircraft through a sale and lease transaction, and taken a number of human capital management actions.
The Company also expects to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), with approximately $3.5 billion in the form of a direct grant and approximately $1.5 billion in the form of a low interest 10-year senior unsecured promissory note. The Company expects to receive the first installment of these funds on or about April 21, 2020. The Company also expects to have the ability through September 30, 2020 to borrow up to approximately $4.5 billion from the U.S. Treasury Department for a term of up to five years pursuant to the Loan Program under the CARES Act. The grants and/or loans under the CARES Act will subject the Company and its business to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020, requirements to issue warrants for UAL common stock to the U.S. Treasury Department and certain limitations on executive compensation. The substance and duration of these restrictions will materially affect the Company's operations, and the Company may not be successful in managing these impacts. In particular, limitations on executive compensation, which, depending on the form of aid, could extend up to six years, may impact the Company's ability to attract and retain senior management or attract other key employees during this critical time.
The Company may also take additional actions to improve its financial position, including measures to improve liquidity, such as the issuance of additional unsecured and secured debt securities, equity securities and equity-linked securities, the sale of assets and/or the entry into additional bilateral and syndicated secured and/or unsecured credit facilities. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature and could result in significant additional borrowing. The Company's reduction in expenditures, measures to improve liquidity or other strategic actions that the Company may take in the future in response to COVID-19 may not be effective in offsetting decreased demand, and the Company will not be permitted to take certain strategic actions as a result of the CARES Act, which could result in a material adverse effect on the Company's business, operating results and financial condition.
The full extent of the ongoing impact of COVID-19 on the Company's longer-term operational and financial performance will depend on future developments, many of which are outside of our control, including the effectiveness of the mitigation strategies discussed above, the duration and spread of COVID-19 and related travel advisories and restrictions, the impact of COVID-19 on overall long-term demand for air travel, the impact of COVID-19 on the financial health and operations of the Company's business partners and future governmental actions, all of which are highly uncertain and cannot be predicted. The COVID-19 pandemic has had a material impact on the Company, and the continuation of reduced demand could have a material adverse effect on the Company's business, operating results, financial condition and liquidity.
In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could have a material adverse impact on the Company's business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.
The Company has a significant amount of financial leverage from fixed obligations and intends to seek material amounts of additional financial liquidity in the short-term, and insufficient liquidity may have a material adverse effect on the Company's financial condition and business.
The Company has a significant amount of financial leverage from fixed obligations, including aircraft lease and debt financings, leases of airport property, secured loan facilities and other facilities, and other material cash obligations. In addition, the Company has substantial noncancelable commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.
In addition, in response to the travel restrictions, decreased demand and other effects the COVID-19 pandemic has had and is expected to have on the Company's business, the Company currently intends to continue to seek material amounts of additional financial liquidity in the short-term, which may include the issuance of additional unsecured or secured debt securities, equity securities and equity-linked securities, the sale of assets as well as additional bilateral and syndicated secured and/or unsecured credit facilities, among other items. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. In addition, the Company expects to receive financial assistance that is available to the airline industry under the CARES Act, which financial assistance will subject the Company and its business to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase UAL's equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020, requirements to issue warrants for UAL common stock to the U.S. Treasury Department and certain limitations on executive compensation.
Although the Company's cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet its obligations and commitments to date, the Company's liquidity has been, and may in the future be, negatively affected by the risk factors discussed in the Company's 2019 Form 10-K, as updated by this report, including risks related to future results arising from the COVID-19 pandemic. If the Company's liquidity is materially diminished, the Company might not be able to timely pay its leases and debts or comply with certain operating and financial covenants under its financing and credit card processing agreements or with other material provisions of its contractual obligations. Moreover, as a result of the Company's recent financing activities in response to the COVID-19 pandemic, the number of financings with respect to which such covenants and provisions apply has increased, thereby subjecting the Company to more substantial risk of cross-default and cross-acceleration in the event of breach, and additional covenants and provisions could become binding on the Company as it continues to seek additional liquidity. In addition, the Company has agreements with financial institutions that process customer credit card transactions for the sale of air travel and other services. Under certain of the Company's credit card processing agreements, the financial institutions in certain circumstances have the right to require that the Company maintain a reserve equal to a portion of advance ticket sales that have been processed by that financial institution, but for which the Company has not yet provided the air transportation. Such financial institutions may require cash or other collateral reserves to be established or withholding of payments related to receivables to be collected, including if the Company does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments. In light of the effect COVID-19 is having on demand and, in turn, capacity, the Company has seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future.  Requests for these refunds lower our liquidity and put us at risk of triggering liquidity covenants in these processing agreements and, in doing so, could force us to post cash collateral with the credit card companies for advance ticket sales. The Company also maintains certain insurance- and surety-related agreements under which counterparties may require collateral.
The Company's substantial level of indebtedness, particularly following the additional liquidity transactions completed and contemplated in response to the impacts of COVID-19, and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, which has been reduced as a result of the $2.75 billion in secured term loan facilities entered into since the beginning of fiscal year 2020 and may be further reduced as the Company continues to seek material amounts of additional financial liquidity, together with the effect the COVID-19 pandemic has had on the global economy generally and the air transportation industry specifically, may make it difficult for the Company to raise additional capital if needed to meet its liquidity needs on acceptable terms, or at all.
In addition, as of April 20, 2020, the Company had $6.5 billion in variable rate indebtedness, all or a portion of which uses London interbank offered rates ("LIBOR") as a benchmark for establishing applicable rates. As announced in July 2017, LIBOR is expected to be phased out by the end of 2021. Although many of our LIBOR-based obligations provide for alternative methods of calculating the interest rate payable if LIBOR is not reported, the extent and manner of any future changes with respect to methods of calculating LIBOR or replacing LIBOR with another benchmark are unknown and impossible to predict at this time and, as such, may result in interest rates that are materially higher than current interest rates. If interest rates applicable to the Company's variable interest indebtedness increase, the Company's interest expense will also increase, which could make it difficult for the Company to make interest payments and fund other fixed costs and, in turn, adversely impact our cash flow available for general corporate purposes.
See Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's 2019 Form 10-K for additional information regarding the Company's liquidity as of December 31, 2019.

COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term.
COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term. In recent years, we have announced several strategic operating plans, including several revenue-generating initiatives and plans to optimize our revenue, such as our plans to add capacity, including international expansion and new or increased service to mid-size airports, initiatives and plans to optimize and control our costs and opportunities to enhance our segmentation and improve the customer experience at all points in air travel. In developing our strategic operating plans, we make certain assumptions, including, but not limited to, those related to customer demand, competition, market consolidation, the availability of aircraft and the global economy. Actual economic, market and other conditions have been and may continue to be different from our assumptions. For example, in 2019, our capacity growth was lower than planned due to the grounding of Boeing 737 MAX aircraft, among other factors, which adversely impacted our ability to execute our strategic operating plans. In 2020, demand has been, and is expected to continue to be, significantly impacted by COVID-19, which has materially disrupted the timely execution of our strategic operating plans, including plans to add capacity in 2020. If we do not successfully execute or adjust our strategic operating plans in the long-term, or if actual results continue to vary significantly from our prior assumptions or vary significantly from our future assumptions, our business, operating results and financial condition could be materially and adversely impacted.
The mandatory grounding of the Boeing 737 MAX aircraft may have a material adverse effect on our business, operating results and financial condition.
On March 13, 2019, the Federal Aviation Administration (the "FAA") issued an emergency order prohibiting the operation of Boeing 737 MAX series aircraft by U.S. certificated operators (the "FAA Order"). As a result, the Company grounded all 14 Boeing 737 MAX 9 aircraft in its fleet, and Boeing also suspended deliveries of new Boeing 737 MAX series aircraft. The Company does not know whether, on what conditions or when the MAX grounding will end. The long-term operational and financial impact of this grounding is uncertain and could negatively affect the Company based on a number of factors, including, among others, the period of time the aircraft are unavailable, the availability of replacement aircraft, to the extent needed, and the circumstances of any reintroduction of the grounded aircraft to service.
In 2019, the grounding affected the delivery of 16 Boeing 737 MAX aircraft that were scheduled for delivery and were not delivered, and it is also expected to affect the timing of future Boeing 737 MAX aircraft deliveries, including the 28 Boeing 737 MAX aircraft that the Company planned to take delivery in 2020. The extent of the delay of future deliveries is expected to be impacted by the length of time the FAA Order remains in place, Boeing's production rate and the pace at which Boeing can deliver aircraft following the lifting of the FAA Order, among other factors, and these factors could be significantly impacted by the COVID-19 pandemic.
In response to the grounding, the Company has made adjustments to its flight schedule and operations, including substituting replacement aircraft on routes originally intended to be flown by Boeing 737 MAX aircraft. In 2019, the grounding impacted the Company's ability to implement its strategic growth strategy, reducing the Company's scheduled capacity from its planned capacity, and resulted in increased costs as well as lower operating revenue. The Company had discussions with Boeing regarding compensation from Boeing for the Company's financial damages related to the grounding of the airline's Boeing 737 MAX aircraft, and in March 2020, the Company entered into a confidential settlement with Boeing with respect to compensation for financial damages incurred in 2019.
Disruptions to our regional network and United Express flights provided by third-party regional carriers could adversely affect our business, operating results and financial condition.
The Company has contractual relationships with various regional carriers to provide regional aircraft service branded as United Express. These regional operations are an extension of the Company's mainline network and complement the Company's operations by carrying traffic that connects to mainline service and allows flights to smaller cities that cannot be provided economically with mainline aircraft. The Company's business and operations are dependent on its regional flight network, with regional capacity accounting for approximately 11% of the Company's total capacity for the year ended December 31, 2019.
Although the Company has agreements with its regional carriers that include contractually agreed performance metrics, each regional carrier is a separately certificated commercial air carrier, and the Company does not control the operations of these carriers. A number of factors may impact the Company's regional network, including weather-related effects and seasonality. In addition, the decrease in qualified pilots driven by changes to federal regulations has adversely impacted and could continue to affect the Company's regional flying. For example, the FAA's expansion of minimum pilot qualification standards, including a requirement that a pilot have at least 1,500 total flight hours, as well as the FAA's revised pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations, have contributed to a smaller supply of pilots available to regional carriers. The decrease in qualified pilots resulting from the regulations as well as factors including a decreased student pilot population and a shrinking U.S. military from which to hire qualified pilots, could adversely impact the Company's operations and financial condition, and could also require the Company to reduce regional carrier flying.
The significant decline in demand for air travel services resulting from the COVID-19 pandemic has also materially impacted demand for regional carrier services and, as a result, the Company's utilization of its regional network is significantly reduced and is expected to remain so for the foreseeable future.  We expect the disruption to services resulting from the COVID-19 pandemic to adversely affect our regional carriers, some of whom may declare bankruptcy or otherwise cease to operate, and we may also incur damages to our regional carriers under our agreements with them.  If, as a result of the COVID-19 pandemic or another significant disruption to our regional network, one or more of the regional carriers with which the Company has relationships is unable to perform its obligations over an extended period of time, there could be a material adverse effect on the Company's business, operating results and financial condition.
Our significant investments in other airlines, including in other parts of the world, and the commercial relationships that we have with those carriers may not produce the returns or results we expect.
An important part of our strategy to expand our global network includes making significant investments in airlines both domestically and in other parts of the world and expanding our commercial relationships with these carriers. For example, in January 2019, we completed the acquisition of a 49.9% interest in ManaAir LLC, which, as of immediately following the closing of that investment, owns 100% of the equity interests in ExpressJet Airlines LLC, a domestic regional airline. We also have minority equity interests in CommutAir and Republic Airways Holdings Inc. See Note 9 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in regional airlines. We also have significant investments in Latin American airlines, including significant investments in Avianca Holdings, S.A. ("AVH") and BRW Aviation LLC ("BRW"), an affiliate of Synergy Aerospace Corporation and the majority shareholder of AVH, and an equity investment in Azul Linhas Aéreas Brasileiras S.A. ("Azul"). In the future, our regional and global business strategy could include entering into joint business arrangements ("JBAs"), commercial agreements and strategic alliances with other carriers, and possibly making loan transactions with, and non-controlling investments in, such carriers.
These transactions and relationships involve significant challenges and risks, and we face competition in forming and maintaining these relationships, since there are a limited number of potential arrangements and other airlines are looking to enter into similar relationships. We are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, each is a separately certificated commercial air carrier, and we do not have control over their operations, strategy, management or business methods. And not only are these airlines subject to a number of the same risks as our business, which are described by the risk factors discussed in the Company's 2019 Form 10-K, as updated by this report, including the impact of the COVID-19 pandemic, competitive pressures on pricing, demand and capacity, changes in aircraft fuel pricing, and the impact of global and local political and economic conditions on operations and customer travel patterns, among others, they are also subject to their own distinct financial and operational risks.
As a result of these and other factors, we may not realize satisfactory returns on our investments, and we may not receive repayment of any invested or loaned funds. Further, these investments may not generate the revenue or operational synergies we expect, and they may distract management focus from our operations or other strategic options. Finally, our reliance on these other carriers in the regions in which they operate may negatively impact our regional and global operations and results if those carriers continue to be impacted by the COVID-19 pandemic and other general business risks discussed above or perform below our expectations or needs and are not able to effectively mitigate these impacts or restore performance levels. Any one or more of these events could have a material adverse effect on our operating results or financial condition.  See Note 8 and Note 9 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in AVH and Azul, respectively. See also the additional risks with respect to our investment in AVH described in this report.
We may also be subject to consequences from any illegal conduct of JBA partners, including for failure to comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act. Furthermore, our relationships with these carriers may be subject to the laws and regulations of non-U.S. jurisdictions in which these carriers are located or conduct business. In addition, any political or regulatory change in these jurisdictions that negatively impacts or prohibits our arrangements with these carriers could have an adverse effect on our operating results or financial condition. To the extent that the operations of any of these carriers are disrupted over an extended period of time (including as a result of the COVID-19 pandemic) or their actions subject us to the consequences of failure to comply with laws and regulations, our operating results may be adversely affected.
Our significant investments in AVH and its affiliates, and the commercial relationships that we have with Avianca may not produce the returns or results we expect.
In November 2018, as part of our global network strategy, United entered into a revenue-sharing JBA with Aerovías del Continente Americano S.A., a subsidiary of AVH ("Avianca"), Copa Airlines and several of their respective affiliates, subject to regulatory approval. Concurrently with this transaction, United, as lender, entered into a Term Loan Agreement (the "BRW Term Loan Agreement") with, among others, BRW Aviation Holding LLC ("BRW Holding") and BRW, as guarantor and borrower, respectively. Pursuant to the BRW Term Loan Agreement, United provided to BRW a $456 million term loan (the "BRW Term Loan"), secured by a pledge of BRW's equity, as well as BRW's 516 million common shares of AVH (which are eligible to be converted into the same number of preferred shares, which maybe be deposited with the depositary for AVH's American Depositary Receipts ("ADRs"), the class of AVH securities that trades on the New York Stock Exchange (the "NYSE"), in exchange for 64.5 million ADRs) (such shares and equity, collectively, the "BRW Loan Collateral"). In connection with funding the BRW Term Loan Agreement, the Company entered into an agreement with Kingsland Holdings Limited, AVH's largest minority shareholder ("Kingsland"), pursuant to which United granted to Kingsland a right to put its AVH common shares to United at market price on the fifth anniversary of the BRW Term Loan Agreement or upon certain sales of AVH common shares owned by BRW, including upon a foreclosure of United's security interest, and also guaranteed BRW's obligation to pay Kingsland the excess, if any, of $12 per ADR on the NYSE and such market price of AVH common shares on the fifth anniversary, or upon any such sale, as applicable (the "Cooperation Payment"), for an aggregate maximum possible combined put payment and guarantee amount of $217 million.  See Note 13 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our obligations to Kingsland and their interrelationship with the BRW Term Loan Agreement.
BRW is currently in default under the BRW Term Loan Agreement. In order to protect the value of its collateral, on May 24, 2019, United began to exercise certain remedies available to it under the terms of the BRW Term Loan Agreement and related documents. In connection with the delivery by United of a notice of default to BRW, Kingsland, AVH's largest minority shareholder, was granted, in accordance with the agreements related to the BRW Term Loan Agreement, authority to manage BRW, which remains the majority shareholder of AVH. After a hearing on September 26, 2019, a New York state court granted Kingsland summary judgment authorizing it to foreclose on the BRW Loan Collateral under the BRW Term Loan Agreement. Kingsland is continuing with the foreclosure process, which is expected to result in a judicially supervised sale of the BRW Loan Collateral. The New York state court also granted Kingsland's motion for a preliminary injunction that, among other things, enjoins BRW Holding from interfering with Kingsland's ability to exercise voting and other rights in certain equity interests in BRW. These rulings are intermediate steps in the judicial foreclosure process in New York and are subject to appeal, and the entire judicial foreclosure process in New York is currently delayed as a result of the COVID-19 pandemic. The repayment of the BRW Term Loan is dependent on this judicial foreclosure process, and there is no assurance that a judicial foreclosure sale will be completed, or, if completed, will result in the full satisfaction of all of the obligations under the BRW Term Loan, including the obligation to repay United for any payment made in respect of our guarantee of the Cooperation Payment.  In that regard, based on United's assessment of AVH's financial uncertainty due to its high level of leverage and the fact that Avianca has currently ceased operations as a consequence of the COVID-19 pandemic, the Company has recently recorded a $697 million expected credit loss allowance for the BRW Term Loan and the Cooperation Payment. In addition, our ability to enforce a deficiency judgment against BRW in the event that the proceeds from the sale of the BRW Loan Collateral in the judicial foreclosure are insufficient to repay the full amount of the BRW Term Loan may be limited.  Any of these circumstances may lead to a loss or delay in the repayment of the BRW Term Loan. Further, the amount we receive from the foreclosure sale of the BRW Loan Collateral may be inadequate to fully pay the amounts owed to us by BRW (including in respect of any payment we make in respect of the Cooperation Payment) and our costs incurred to foreclose, repossess and sell the property.
In November 2019, United entered into a senior secured convertible term loan agreement (the "AVH Convertible Loan Agreement") with, among others, AVH, as borrower, for the provision by the lenders thereunder (including United) to AVH of convertible term loans for general corporate purposes. In December 2019, United provided such a convertible term loan to AVH under the AVH Convertible Loan Agreement in the aggregate amount of $150 million (the "AVH Convertible Loan"). See Notes 8 and 13 to the financial statements included in Part II, Item 8 of the Company's 2019 Form 10-K for additional information regarding our investments in AVH and its affiliates and our guarantee of the Cooperation Payment, respectively.
These transactions and relationships involve significant challenges and risks, particularly given the impact of the

COVID-19 pandemic, AVH's recent debt restructuring and the judicial foreclosure process to which the repayment of the BRW Term Loan is subject. While AVH has successfully carried out its debt restructuring plan to date, United's exposure to AVH's long-term financial condition has increased with the completion of the AVH Convertible Loan, and Avianca has subsequently been materially adversely affected by the precipitous drop in passenger traffic and scheduled flights resulting from the COVID-19 pandemic. While we work closely with Avianca in connection with the JBA, and have supported AVH by providing capital in the form of the AVH Convertible Loan, Avianca is a separately certificated commercial air carrier, and we do not have control over its or AVH's operations, strategy, management or business methods. Avianca is also subject to a number of the same risks as our business, which are described in the Company's 2019 Form 10-K, as updated by this report, including competitive pressures on pricing, demand and capacity, changes in aircraft fuel pricing, and the impact of global and local political and economic conditions on operations and customer travel patterns, among others, as well as to its own distinct financial and operational risks.
In addition, the value of the BRW Loan Collateral and the collateral securing the AVH Convertible Loan is subject to market and other conditions. Changes in the aviation market may adversely affect the value of the BRW Loan Collateral and the collateral securing the AVH Convertible Loan and thereby lower the value to be derived from a foreclosure or other exercise of remedies with respect to the BRW Term Loan Agreement or the AVH Convertible Loan. As a result of these and other factors, including delays in foreclosure proceedings, we may not receive full (or any) repayment of our BRW Term Loan (including any payment we make in respect of the Cooperation Payment) or our AVH Convertible Loan, and we may be unable to realize the full (or any) value of the BRW Loan Collateral or the collateral securing the AVH Convertible Loan. As a consequence, we may not realize a satisfactory (or any) return on our invested or loaned funds with respect to AVH and its affiliates.
Further, these investments may not generate the revenue or operational synergies we expect, and they may distract management focus from our operations or other strategic options. Finally, our reliance on Avianca in the region in which it operates may negatively impact our global operations and results if AVH does not successfully recover from its debt restructuring or the COVID-19 pandemic, or is otherwise impacted by general business risks or performs below our expectations or needs. Any one or more of these events could have a material adverse effect on our operating results or financial condition.
The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial condition and operating results.
In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently where there is an indication of impairment. In addition, the Company is required to test certain of its other assets for impairment where there is any indication that an asset may be impaired.
The Company may be required to recognize losses in the future due to, among other factors, extreme fuel price volatility, tight credit markets, government regulatory changes, decline in the fair values of certain tangible or intangible assets, such as aircraft, route authorities, airport slots and frequent flyer database, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. For example, in the first quarter of 2020, the Company recorded impairment charges of $50 million associated with its China routes as a result of the COVID-19 pandemic and the subsequent suspension of flights to China. In addition, in 2019 and 2018, the Company recorded impairment charges of $90 million and $206 million, respectively, associated with its Hong Kong routes, resulting in the full impairment of these assets. The Company can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period, and the risk of future material impairments has been significantly heightened as result of the effects of the COVID-19 pandemic on our flight schedules and business. The value of the Company's aircraft could also be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from the grounding of aircraft. An impairment loss could have a material adverse effect on the Company's financial condition and operating results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Jennifer L. Kraft
Name:	Jennifer L. Kraft
Title:	Vice President and Secretary

Date: April 21, 2020